July 11, 2006


The Tower Company of Louisiana, LLC
1704 Justin Road
Metairie, LA 70001
Attn:  Lester L. Boihem Jr.

     Reference is hereby made to that certain Tower Asset Purchase Agreement (the "Tower Purchase Agreement"), dated June 20, 2006, by and among Ayin Holding Company Inc. ("Purchaser"), The Tower Company of Louisiana, LLC ("TCLA"), and Boihem Investment Company, LLC, sole member of TCLA ("Seller"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Tower Purchase Agreement.

     In connection with the consummation of the transactions contemplated in the Tower Purchase Agreement, the parties have agreed that it is in their mutual best interest to effect more than one partial closing under the Tower Purchase Agreement, and to acquire the Towers (and related assets) in separate tranches, instead of at a single closing for all Towers, as contemplated by the Tower Purchase Agreement. Accordingly, the parties hereby agree as follows:

1.   Accelerated Purchase of 19 Towers.  Seller hereby sells and assigns to
     ---------------------------------
Purchaser, and Purchaser hereby purchases and assumes 19 of the 53 Towers, together with all Tower Incidentals, as defined below (the "Initial Tower Tranche") set forth on Exhibit A attached hereto and that are subject to the
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Tower Purchase Agreement, free and clear of all Liens and otherwise, in accordance with the terms of the Tower Purchase Agreement. The date hereof shall constitute a "Closing Date" for all purposes of the Tower Purchase Agreement. For purposes of this letter agreement, "Tower Incidentals" shall mean all of the Seller's right, title and interest in each of the 19 Towers and related Leasehold Properties, together with all (i) Improvements thereon, (ii) Easements thereto, all tangible personal property related to the design, operation and maintenance of the 19 Tower(s), (iii) Ground Leases with respect thereto, (iv) Tenant Leases with respect thereto, (v) assignable Seller Contracts related thereto, (vi) Permits with respect thereto, (vii) Tower Lighting Systems located thereon and (viii) each of the following to the extent it is directly related to any of the foregoing: (A) Security Deposits, claims, refunds, causes of action, rights of recovery, prepayments, rights of set off and rights of recoupment, (B) insurance benefits arising or relating to any of the foregoing, (C) reorders, variances, and similar rights obtained from any Governmental Authority, (D) all receivables arising from and after the date hereof and all currently existing and hereafter arising proceeds related to the foregoing, (E) all original Books and Records, (F) assignable warranties and guarantees related to any Improvements, and (G) all other assets related to or used in connection with the foregoing but excluding the Excluded Assets.

2.   Payment.  Consistent with the terms and conditions of the Tower Purchase
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Agreement, Seller and Purchaser agree that the consideration to be paid for the sale, assignment, conveyance, transfer and delivery of the Initial Tower Tranche shall be $6,142,309 (which amount reflects a purchase price of $325,000 per Tower (for an aggregate total of $6,175,000) in accordance with Section 2.3 of the Tower Purchase Agreement, less the proratable items pursuant to Section 2.3 of the Tower Purchase Agreement as reflected on the proration schedule attached hereto as Exhibit B) , which shall be paid by federal wire transfer upon the
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execution of this letter agreement.

3.   Reduction in Purchase Price for Remaining Towers and Assets.  Seller
     -----------------------------------------------------------
agrees to take all further actions reasonable or necessary to transfer title to the Towers and Tower Incidentals to Purchaser in accordance with the terms of the Tower Purchase Agreement, and to effect a Closing under the Tower

Purchase Agreement Seller acknowledges that the Purchase Price due at any subsequent Closing under the Tower Purchase Agreement for the remaining Towers shall be reduced by $6,175,000.

     This letter agreement is being delivered in connection with the Tower Purchase Agreement and sets forth the agreement of the parties on certain matters related to the Tower Purchase Agreement. Unless specifically amended by this letter agreement or in that certain Letter Agreement, dated June 20, 2006, by and among Purchaser, Seller, and certain other parties identified therein, the Tower Purchase Agreement remains unchanged and in full force and effect. This letter agreement may be signed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. Delivery of a counterpart hereof via facsimile transmissions shall be as effective as delivery of a manually executed counterpart hereof.

     Please indicate the consent and agreement of the Seller to the foregoing by signing in the space provided below.


                                        Sincerely,


                                        AYIN HOLDING COMPANY INC.


                                        By:
                                            ------------------------------------
                                            Jimmy R. Taylor, President

Accepted and agreed to this 11th day
of July, 2006

THE TOWER COMPANY OF LOUISIANA,
LLC


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

TCLA SELLER:

Boihem Investment Company, LLC


By:
   ---------------------------
    Lester L. Boihem
    Title:  Manager and Member

By:
   ---------------------------
    Diane Dauterive Boihem
    Title:  Manager and Member

                                    EXHIBIT A
                                    ---------

                              INITIAL TOWER TRANCHE

Locations:
---------

     1.     Bayou Grand Marais - Near 8924 Hwy 13,  Vermilion, LA; 30-1-29N
            92-18-45W

     2.     Beckwith Creek - 6182 Hwy 27,  Beauregard, LA; 30-43-52N 93-22-49W

     3.     Malcolm Smarts St - Near 265 Dowden Rd.,  Vernon, LA; 31-8-5.6N
            93-12-45.5W

     4. Converse - 700 West Caddo Ave., Converse, LA; 71419 Sabine LA 31-47-3.7N 93-42-2.5W

     5.     Clarks - 116 Second St., Clarks, 71415 Caldwell, LA; 32-1-39.3N
            92-8-23.4W

     6.     Elmer - 430 Durand Rd.,  Rapides, LA; 31-7-12.3N 92-40-17.1W

     7.     Enon - 49009 Hwy 16,  Washington, LA; 30-43-28N 90-4-9.3W

     8.     Greenville Road - 144 O.P. Moore Road, Natchitoches, LA; 31-50-43N
            93-3-4W

     9.     Hineston - Near 7427 Hwy 112,  Rapides, LA; 31-8-45.6N 92-44-19.2W

     10.    Houston Spur -  8449 Houston Spur Road, Sabine, LA; 31-43-48N
            93-42-59W

     11.    Hudson Darby Road - 16562-A Hwy 171,  DeSoto, LA; 31-55-18.5N
            93-42-56.3W

     12. Lake Catahoula - 4441 Hwy 96 (Catahola Hwy), St. Martin, LA; 30-12-52.2N 91-42-41.3W

     13. Little Bayou Galion - Handy Hill Rd & US 165, Morehouse, LA; 32-46-49.3N 91-48-37.2W

     14.    Marion -  Jarman Street, Union, LA; 32-54-12N 92-14-49W

     15.    Oscar Robinson  - 8230 Hwy 112, Rapides, LA; 31-5-57N 92-46-2W

     16.    Raven Camp - 13286 Hwy 8,  Grant, LA; 31-28-7.9N 92-40-48.9W

     17.    SR113  Near 990 Hwy 113, Rapides, LA; 30-59-47N 92-38-49W

     18. Willoughby Rd - 57 LaFourche Rd., OakRidge, LA 71264, Richland, LA; 32-31-40.0N 91-52-25.6W

     19.    Winsboro  - West Street, Franklin LA; 32-9-16N 91-42-59W

                                    EXHIBIT B
                                    ---------

                               PRORATION SCHEDULE

See attached.